BYLAWS

OF

TEXAS INDUSTRIES, INC.

As Adopted January 15, 1957,

Amended July 15, 1965,

Amended October 17, 1967

Amended October 21, 1969

Amended October 15,1974

Amended July 20, 1976

Classified Board Approved by Stockholders October 19, 1976,

Amended July 18, 1985

Amended July 17, 1986

Amended October 20, 1998

Amended April 13, 2005

Amended January 14, 2009

SECTION 1. In addition to its principal office in the State of Delaware, the Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors shall from time to time determine.

SECTION 2. All annual meetings of the stockholders shall be held at such place in the City of Dallas, State of Texas, as the Board of Directors shall determine on the third Tuesday of October of each year at 9:30 o’clock in the forenoon, or at such other time and place, within or without the State of Delaware, as the Board of Directors shall determine.  All other meetings of the stockholders shall be held at such time and place, within or without the State of Delaware, as the Board of Directors shall determine.  The time and place of each meeting of stockholders shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 3. At the annual meeting of the stockholders of the Corporation the stockholders entitled to vote thereat shall elect by a plurality vote a Board of Directors, and may transact such other business as may properly be brought before the meeting.

SECTION 4. Special meetings of the stockholders of the Corporation may be held only upon the call of the Chairman of the Board, the President or a majority of the members of the Board of Directors.  Such call shall state the time, place and purposes of the meeting.

SECTION 5. Notice of the time and place of every meeting of stockholders and of the business to be acted on at such meeting shall be mailed by the Secretary or the officer performing his duties, at least ten days before the meeting, to each stockholder of record having voting power and entitled to such notice at his last known post office address; provided, however, that if a stockholder be present at a meeting, or in writing waives notice thereof before or after the meeting, notice of the meeting to such stockholder shall be unnecessary.

SECTION 6. At least ten days before every election of Directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the Secretary.  Such list shall be open at the principal executive office of the Corporation for said ten days, to the examination of any stockholder, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

SECTION 7. The holders of a majority of the stock of the Corporation issued and outstanding and having voting power present in person or represented by proxy shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation, or by these Bylaws, but less than a quorum shall have power to adjourn any meeting from time to time without notice other than announcement at the meeting.  The holders of a majority of the stock present and entitled to vote at a duly qualified meeting of stockholders shall have power to act, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation or of these Bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question.

SECTION 8. At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before such meeting.  Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors, or (c) by any stockholder of the Corporation who (i) was a stockholder of record of the Corporation at the time the notice provided for in this Section 8 is delivered to the Secretary of the Corporation, (ii) shall be entitled to vote at such meeting, and (iii) complies with the notice procedures set forth in this Section 8 as to such nomination or business. Clause (c) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8, or any successor thereto, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and set forth in the Corporation’s notice of meeting) before an annual meeting of stockholders.

Without qualification, for nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to this Section 8, in addition to any other applicable requirements the stockholder must have given timely notice thereof in proper form to the Secretary of the Corporation, and any such proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the adjournment or postponement of an annual meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice to the Secretary (whether pursuant to this Section 8 or Section 9) must be in writing and must set forth:

(a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations thereunder, (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and any beneficial owner on whose behalf the nomination is made and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (iv) such person’s completed and signed questionnaire, representation and agreement required by Section 11 of these Bylaws;

(b) if the notice relates to any business (other than the nomination of persons for election as directors) that the stockholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the annual meeting, (ii) the reasons for conducting such business at the annual meeting, (iii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (iv) any material interest in such business of such stockholder and any beneficial owner on whose behalf the proposal is made, and (v) a description of all agreements, arrangements and understandings between such stockholder or such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and

(c) as to the stockholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii)(A) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially and of record by such stockholder and by such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of capital stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and by such beneficial owner, if any, and any other direct or indirect opportunity held or owned beneficially by such stockholder and by such beneficial owner, if any, to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner, if any, has a right to vote or direct the vote of any shares of any security of the Corporation, (D) any short interest in any security of the Corporation (for purposes of this Section 8, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through a contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any right to dividends on the shares of capital stock of the Corporation owned beneficially by such stockholder or such beneficial owner, if any, which right is separated or separable from the underlying shares, (F) any proportionate interest in shares of capital stock of the Corporation or Derivative Instrument held, directly or indirectly, by a general or limited partnership in which such stockholder or such beneficial owner, if any, is a general partner or with respect to which such stockholder or such beneficial owner, if any, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) to which such stockholder or such beneficial owner, if any, is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any (the information required by (A) through (G) above must include, without limitation, any such interests held by members of such stockholder’s or such beneficial owner’s immediate family sharing the same household and must be provided as of the date of such notice and supplemented (y) not later than 10 days after the record date for the annual meeting to disclose such ownership as of the record date, and (z) 10 days before the annual meeting date), (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder, (iv) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or (B) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require (1) to determine the eligibility of such proposed nominee to serve as a director of the Corporation, including with respect to qualifications established by any committee of the Board; (2) to determine whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation; or (3) that could be material to a reasonable stockholder’s understanding of the independence and qualifications, or lack thereof, of such nominee.

Notwithstanding anything in the second sentence of the second paragraph of this Section 8 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 8 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

SECTION 9. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that the directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in Section 8 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth in Section 8. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice in the same form as required by the second paragraph of Section 8 with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 11 of the Bylaws) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the adjournment or postponement of a special meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

SECTION 10. Subject to Section 15, only such persons who are nominated in accordance with the procedures set forth in Section 8 or Section 9, as the case may be, shall be eligible to be elected as directors at an annual or special meeting of stockholders of the Corporation, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in Section 8 or Section 9, as the case may be.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed in accordance with the procedures set forth in Section 8 or Section 9, as the case may be, and (b) if any proposed nomination or business was not made or proposed in compliance with Section 8 or Section 9, as the case may be, to declare that such proposed nomination or business shall be disregarded. Notwithstanding the foregoing provisions of Section 8 or Section 9, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination or proposed business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 10, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of the stockholders.

For purposes of Sections 8 and 9, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and the rules and regulations thereunder.

Notwithstanding the foregoing provisions of Sections 8, 9 and 10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Sections 8, 9 and 10; provided, however, that any references in these Sections to the Exchange Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to nominations or other proposed business to be considered pursuant to Sections 8, 9 and 10 of these Bylaws.  Nothing in Sections 8, 9 or 10 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) under the Exchange Act or (b) of the holders of any series of Preferred Stock to nominate and elect directors pursuant to and to the extent provided in any applicable provisions of the Certificate of Incorporation. Subject to Rule 14a-8, nothing in Sections 8, 9 or 10 shall be construed to give any stockholder the right to include or have disseminated or described in the Corporation's proxy statement any nomination or any other business.

SECTION 11. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 8 or 9, as the case may be, of these Bylaws or, for incumbent directors, such other time as may be requested by the Secretary) to the Secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary of the Corporation upon written request) and a written representation and agreement (in the form provided by the Secretary of the Corporation upon written request) that such person (a) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation in such questionnaire or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock trading policies and guidelines of the Corporation.

SECTION 12. At every meeting of stockholders, each stockholder entitled to vote thereat shall be entitled to one vote for each share of stock having voting power registered in his name on the books of the Corporation, and may vote and otherwise act in person or by proxy appointed by an instrument in writing subscribed by such stockholder; but no proxy shall be voted upon more than three (3) years after its date unless such proxy provides for a longer period.

The order of business at each meeting of the stockholders of the Corporation shall be determined by the chairman of the meeting.  The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without being limited to, the dismissal of business not properly presented, the maintenance of order and safety, the establishing of limitations on the time allotted to questions or comments on matters before the meeting and on the affairs of the Corporation, the establishing of restrictions on entry to the meeting after the time prescribed for the commencement thereof and the declaring of the opening and closing of the voting polls.

SECTION 13. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

SECTION 14. The property and business of the Corporation shall be managed by a Board of not less than three, nor more than 21 Directors.  At the annual meeting of the shareholders in October 1976, the Board of Directors shall be divided into three classes, each class being as nearly equal in number as possible.  The members of the first class shall hold office for a term of one year; the members of the second class shall hold office for a term of two years; the members of the third class shall hold office for a term of three years.  At all annual elections thereafter directors shall be elected by the shareholders for a term of three years to succeed the directors whose term then expires; provided that nothing herein shall be construed to prevent the election of a director to succeed himself.  Thereafter, within the limits herein specified, the number of Directors shall be fixed and may be changed, from time to time, by resolution of the Board of Directors.  The Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 15 of these Bylaws, and each Director elected shall hold office until his successor shall be elected and shall qualify.  Directors need not be stockholders.

SECTION 15. If any vacancies occur in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any Director or otherwise, or any new directorship is created by any increase in the authorized number of Directors, a majority of the Directors then in office, though less than a quorum, may choose a successor or successors, or fill the newly created directorship, and the Director so chosen shall hold office only until the expiration of the term of his predecessor or, as to any new directorship, until the end of the term to which he is so chosen and until his successor shall be duly elected and qualified, unless sooner displaced.

SECTION 16. Meetings of the Board of Directors shall be held at the times fixed by resolutions of the Board or upon call of the Chairman of the Board, the President or any two Directors, and such meetings, whether regular or special, may be held either within or without the State of Delaware.  The Secretary or officer performing his duties shall give reasonable notice (which need not in any event exceed two days) of all meetings of Directors, provided that a meeting may be held without notice immediately after the annual stockholders meeting, and notice need not be given of regular meetings held at times fixed by resolution of the Board.  Meetings may be held at any time without notice if all the directors are present or if those not present waive notice either before or after the meeting.  Notice by mail, overnight delivery, fax or email to the usual business or residence address, fax number or email address, as applicable, of the Directors not less than the time above specified before the meeting shall be sufficient.  One-half of the Directors, but in no case less than two Directors, shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these Bylaws.

SECTION 17. The Board of Directors shall have power to authorize the payment of compensation to the Directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors and any committee thereof, and to determine the amount of such compensation and fees.

SECTION 18. The Board of Directors, as soon as may be after the election of Directors in each year, shall appoint the Chairman of the Board and the principal officers of the Corporation.  The principal officers shall be a President, one or more Vice Presidents, a Secretary, a Treasurer and a Controller.  In addition to the principal officers, the Board of Directors may from time to time appoint such other officers as they may deem proper.  The other officers may be one or more Vice Presidents, Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries and Assistant Controllers and such other officers as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine.  The Board of Directors may delegate to any principal officer the power to appoint, remove and determine the compensation of any such other officers, subject to such ratification by the Board of Directors as may be required in any resolution delegating such authority to a principal officer.  None of such officers (except for the Chairman of the Board) need be a member of the Board of Directors.  Two or more offices, including offices of Chairman of the Board and President, may be held by the same person.

SECTION 19. The term of office of all officers shall be until the next election of Directors and until their respective successors are chosen and qualified, or until they shall die or resign, but any officer may be removed from office at any time by the Board of Directors.  Vacancies in any office may be filled by the Board of Directors or, to the extent authority has been delegated pursuant to Section 18, by a principal officer.

SECTION 20. Except as otherwise provided by the Board of Directors, the President of the Corporation shall be the chief executive officer of the Corporation; provided that the Chairman of the Board shall preside at all meetings of the stockholders and Directors at which such officer is present.  In the absence of the Chairman of the Board, at all meetings of the stockholders the President shall preside, and at all meetings of the Directors the Directors present shall elect one from their number to preside.  The other officers of the Corporation shall have such powers and duties as usually pertain to their offices, except as modified by the Board of Directors, and shall also have such powers and duties as may from time to time be conferred upon them by the Board of Directors.

SECTION 21. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, including an Executive Committee.  Each committee shall consist of two or more of the Directors of the Corporation, which to the extent provided in said resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it, except no Committee may exercise the power to: (i) fill vacancies in the Board, (ii) change the membership of or fill vacancies in any Committee, (iii) change the Bylaws, (iv) declare dividends, (v) issue stock, or (vi) approve, adopt or recommend to stockholders any actions required to be submitted to stockholders for a vote.  Each committee shall have such name as may be determined from time to time by resolution adopted by the Board of Directors.  Each committee shall continue in existence until the next annual election of Directors, unless sooner terminated by a resolution passed by a majority of the whole Board.  The Board shall have the power at any time to change the membership of any committee and to fill vacancies in it.  Each committee may appoint such subcommittees as it may deem necessary and may make rules for the conduct of its business, provided that such rules shall be consistent with law, the rules in these Bylaws applicable to the Board of Directors and the resolution of the Board of Directors establishing the committee.  A majority of the members of a committee shall constitute a quorum.  The Board of Directors may appoint a Chairman of a committee from the members of the committee.  If the Board of Directors does not appoint a Chairman of any committee, the members of the committee may select a chairman from among its members.

SECTION 22. Whenever under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any Director or stockholder and the time or manner of giving such notice is not otherwise prescribed by the statutes or the Certificate of Incorporation or these Bylaws, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed.  Whenever notice is required to be given, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

SECTION 23. Certificates of stock shall be of such form and device as the Board of Directors may elect and shall be signed by the Chairman of the Board, the President, or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, but where any such certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and by a registrar, the signatures of any such officers of the Corporation may be facsimiles, engraved or printed.

SECTION 24. The stock of the Corporation shall be transferable or assignable only on the books of the Corporation by the holders in person, or by attorney, on the surrender of the certificates therefor.  The Board of Directors may appoint one or more transfer agents and registrars of the stock.

SECTION 25. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

SECTION 26. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against, or to indemnify the Corporation against, any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

SECTION 27. The Board of Directors shall have the power to close the stock transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect.  In lieu of closing the stock transfer books as aforesaid, the Board of Directors is hereby authorized to fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividends, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

SECTION 28. The Board of Directors is authorized to select such depositaries as it shall deem proper for the funds of the Corporation.  All checks and drafts against such deposited funds shall be signed and countersigned by persons to be specified by the Board of Directors.

SECTION 29. The corporate seal of the Corporation shall be in such form as the Board of Directors shall prescribe.  Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 30. The Corporation shall indemnify every person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, by reason of the fact that said person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or  officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred by said person in connection with such action, suit or proceeding, to the full extent permitted by the Delaware General Corporation Law or any other applicable law in effect from time to time.  Expenses (including attorneys’ fees) incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified as authorized in this Section.  The indemnification provided in this Section shall not be deemed exclusive of any other right to which a person seeking indemnity may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in said person’s official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the estate, heirs, executors and administrators of said person.  All rights to indemnification under this Section shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Section is in effect.  Any repeal or modification of this Section or any repeal or modification of relevant provisions of the Delaware General Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification of such director or officer of the Corporation hereunder.  The Corporation may purchase and maintain insurance on behalf of each said person against any liability asserted against and incurred by said person in any such aforesaid capacity, or arising out of said person’s status as such, to the full extent permitted by the Delaware General Corporation Law or any other applicable law in effect from time to time.  If this Section or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Section that shall not have been invalidated and to the full extent permitted by applicable law.

SECTION 31. These Bylaws may be amended, altered, changed, added to or repealed by resolutions adopted by a majority of the entire Board of Directors or by resolutions adopted by the affirmative vote of the holders of 75 percent or more of the combined voting power of the then outstanding shares of stock of all classes and series of the corporation entitled to vote generally in the election of directors, voting together as a single class, at a duly called meeting of the stockholders, provided that notice of the proposed change in the Bylaws is contained in the notice of the meeting.